EXHIBIT 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE REPORTS SECOND QUARTER RESULTS

Reported Results of $0.29 Per Diluted Share Include Charges

of $0.12 Per Share Primarily Related to Litigation and Divestitures

Company Continues to Exceed Quality and Clinical Outcome Goals and

Maintains Annual Earnings Guidance Range

LOUISVILLE, Ky. (August 2, 2012) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the second quarter ended June 30, 2012. The Company’s consolidated financial statements include the operating results of RehabCare Group, Inc. (“RehabCare”) since the closing of the acquisition on June 1, 2011.

Second Quarter Highlights:

•	Consolidated revenues rose 19% to $1.5 billion

— RehabCare acquisition added $359 million to current quarter revenues and $114 million to last year’s second quarter

•	RehabCare synergy plan reaches $70 million annual goal

•	Hospital results were bolstered by the RehabCare acquisition, volume growth and cost efficiencies

— Reported admissions grew 26% from last year; same-facility admissions grew 3%

— Excluding disclosed charges, operating income grew 37% to $149 million (compared to reported amount of $141 million)

•	Nursing and rehabilitation center division operating income improved to $71 million from $66 million in the first quarter of 2012

•	RehabCare contract therapy division operating income rose to $41 million from $30 million in the first quarter of 2012 as operating margins rebounded to 12.4%

•	PeopleFirst home health and hospice division reported significant revenue and operating income growth

•	Corporate overhead declined as a percent of revenues to 2.9% from 3.4% in last year’s second quarter

•	Operating cash flows improved from first quarter levels to $53 million despite $14 million in Medicaid payments deferred by states until July

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680 South Fourth Street          Louisville, Kentucky 40202

502.596.7300          www.kindredhealthcare.com

Kindred Healthcare Reports Second Quarter Results

August 2, 2012

Second Quarter Results

Continuing Operations

Consolidated revenues for the second quarter ended June 30, 2012 rose 19% to $1.5 billion compared to $1.3 billion in the second quarter last year. Income from continuing operations for the second quarter of 2012 totaled $15.5 million or $0.29 per diluted share compared to a loss of $6.1 million or $0.14 per diluted share in the second quarter last year.

Second quarter 2012 operating results included pretax charges of approximately $10 million related to (1) employment-related lawsuits, (2) the closing of two long-term acute care (“LTAC”) hospitals and the cancellation of a sub-acute unit project, (3) costs incurred in connection with the planned divestiture of 54 leased nursing and rehabilitation centers, and (4) transaction-related costs. These items reduced income from continuing operations by approximately $6.1 million or $0.12 per diluted share.

Second quarter 2011 operating results included certain charges that reduced income from continuing operations by $29.5 million or $0.68 per diluted share.

Discontinued Operations

During the past few years, the Company has entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses have been classified as discontinued operations in the Company’s condensed consolidated statement of operations for all historical periods.

Management Commentary

Paul J. Diaz, Chief Executive Officer of the Company, remarked, “Our second quarter reflects strong results in our hospital division, RehabCare contract therapy division and our PeopleFirst home health and hospice division as well as continued improvement in our nursing center division following the significant reimbursement and regulatory changes that became effective in the fourth quarter of 2011. In addition, we have now reached our $70 million annual synergy goal in connection with the RehabCare acquisition.”

Commenting on the Company’s ongoing efforts to improve the quality of its services, Mr. Diaz noted, “We recently announced that Barbara Baylis, Senior Vice President of Clinical and Residential Services for Kindred’s Nursing Center Division, was named the 2012 recipient of the prestigious Mary K. Ousley Champion of Quality Award by the American Health Care Association. Thanks to Barbara’s hard work and commitment to quality, our nursing and rehabilitation centers have shown improved patient outcomes, patient satisfaction, and have established a national reputation for quality care. Our nursing and rehabilitation centers continue to outperform national and peer benchmarks on key quality indicators, including performance on government quality inspections where Kindred ranks first on annual surveys compared with other large national providers.”

With respect to the Company’s ongoing development activities, Mr. Diaz noted, “During the first half of 2012, the Company opened a new 46-bed free-standing inpatient rehabilitation hospital in suburban Houston, relocated and expanded by 30 beds an existing free-standing inpatient rehabilitation hospital in Austin, Texas, and signed contracts to manage six additional acute rehabilitation units. We also acquired two previously leased hospitals for $68 million, further increasing the percentage of our owned facilities. In addition, projects to expand and upgrade LTAC hospitals in Dayton, Ohio and Charleston, South Carolina, including two co-located hospital based sub-acute units, are proceeding in line with our plans. Finally, we completed the acquisition of a home health company in Chicago earlier this week, expanding our home health operations in one of our key cluster markets.”

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Kindred Healthcare Reports Second Quarter Results

August 2, 2012

Recent Medicare Rules

On August 1, 2012, the Centers for Medicare and Medicaid Services (“CMS”) issued final regulations (the “2012 CMS Rule”) regarding Medicare reimbursement for LTAC hospitals for the fiscal year beginning October 1, 2012.

Included in the 2012 CMS Rule is (1) a market basket increase to the standard federal payment rate of 2.6%; (2) offsets to the standard federal payment rate mandated by the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”) of: (a) 0.7% to account for the effect of a productivity adjustment, and (b) 0.1% as required by statute; (3) a wage level budget neutrality factor of 0.999265 applied to the adjusted standard federal payment rate; (4) adjustments to area wage indexes; and (5) a decrease in the high cost outlier threshold per discharge to $15,408. Effective December 29, 2012, the 2012 CMS Rule also would (1) begin a three-year phase-in of a 3.75% budget neutrality adjustment which would reduce LTAC hospital rates by 1.3% in 2013; and (2) restore a payment reduction that would limit payments for very short stay outliers that would reduce the Company’s LTAC hospital payments by approximately 0.5%. The 2012 CMS Rule also (1) provides for a one-year extension of the existing moratorium on the “25 Percent Rule” pending the results of an ongoing research initiative to re-define the role of LTAC hospitals in the Medicare program, and (2) allows for the expiration of the current moratorium on the development or expansion of LTAC hospitals on December 29, 2012.

In aggregate, based upon its review of the 2012 CMS Rule, the Company expects that LTAC Medicare payment rates will decline slightly in 2013 compared to current rates. The 2012 CMS Rule does not include the impact of a 2% sequestration payment reduction mandated by Congress that is expected to begin in February 2013.

Commenting on the 2012 CMS Rule, Mr. Diaz stated, “We appreciate CMS’s commitment to continuing to work with the American Hospital Association, the Federation of American Hospitals and the Acute Long Term Hospital Association on certification criteria and a permanent resolution of the 25 Percent Rule, but we are very disappointed that, in the face of compelling data to the contrary, the agency moved forward with the budget neutrality adjustment as proposed.”

On July 27, 2012, CMS issued final regulations updating Medicare payment rates for skilled nursing and rehabilitation centers effective October 1, 2012. These final regulations implement a net market basket increase of 1.8% consisting of (1) a 2.5% market basket inflation increase, less (2) a 0.7% adjustment to account for the effect of a productivity adjustment.

On July 25, 2012, CMS issued final regulations regarding Medicare reimbursement for inpatient rehabilitation facilities for the fiscal year beginning October 1, 2012. Included in these final regulations are (1) a market basket increase to the standard payment conversion factor of 2.7%; (2) offsets to the standard payment conversion factor mandated by the ACA of: (a) 0.7% to account for the effect of a productivity adjustment, and (b) 0.1% as required by statute; (3) adjustments to area wage indexes; and (4) a decrease in the high cost outlier threshold per discharge to $10,466. CMS has projected the impact of these changes will result in a 2.1% increase to average Medicare payments to inpatient rehabilitation facilities.

On July 24, 2012, CMS issued final regulations regarding Medicare payment rates for hospice providers effective October 1, 2012. These final regulations implement a net market basket increase of 1.6% consisting of: (1) a 2.6% market basket inflation increase, less (2) offsets to the standard payment conversion factor mandated by the ACA of: (a) a 0.7% adjustment to account for the effect of a productivity adjustment, and (b) 0.3% as required by statute. CMS has projected the impact of these changes will result in a 0.9% increase in payments to hospice providers.

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Kindred Healthcare Reports Second Quarter Results

August 2, 2012

Earnings Guidance – Continuing Operations

The Company maintained its earnings guidance for 2012. The earnings guidance provided by the Company excludes the effect of (1) any costs associated with the closing of a regional office and three LTAC hospitals and the cancellation of a sub-acute unit project, (2) costs associated with employment-related lawsuits, (3) employee retention costs incurred in connection with the decision to allow leases to expire for 54 nursing and rehabilitation centers leased from Ventas, Inc. (“Ventas”) (NYSE:VTR), (4) any transaction-related charges, (5) any other reimbursement changes, (6) any acquisitions or divestitures, (7) any impairment charges, or (8) any repurchases of common stock.

The Company expects consolidated revenues for 2012 to approximate $6.2 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $868 million to $884 million. Rent expense is expected to approximate $432 million, while depreciation and amortization should approximate $201 million. Net interest expense is expected to approximate $107 million. The Company expects to report income from continuing operations for 2012 between $73 million and $83 million or $1.35 to $1.55 per diluted share (based upon diluted shares of 52 million).

The Company also indicated that it expects cash flows from operations in 2012 to range from $240 million to $260 million. Routine capital expenditures in 2012 are expected to range from $125 million to $135 million, including approximately $15 million of expenditures to complete the information systems integration of RehabCare. The Company’s expected routine capital expenditures also include approximately $11 million to upgrade the clinical information systems in its hospital, nursing center and home health businesses.

In addition to its routine capital expenditures, the Company expects that its previously announced development projects related to new and replacement hospitals and new transitional care centers will approximate $40 million to $45 million in 2012.

Operating cash flows in excess of the Company’s routine and development capital spending programs, which are expected to approximate $75 million to $80 million, will be available to repay debt or fund future acquisitions.

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the second quarter 2012 conference call through a link on the Company’s website at www.kindredhealthcare.com. The conference call will be held August 3, 2012 at 11:00 a.m. (Eastern Time).

A telephone replay of the conference call will be available at approximately 2:00 p.m. on August 3 by dialing (719) 457-0820, access code: 4223767. The replay will be available through August 12.

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Kindred Healthcare Reports Second Quarter Results

August 2, 2012

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the ACA. Healthcare reform is affecting certain of the Company’s businesses and the Company expects that it will impact all of them in some manner. There is also the possibility that implementation of the provisions expanding health insurance coverage or the entire ACA will be delayed, revised or eliminated as a result of efforts to repeal or amend the law. The U.S. Supreme Court recently upheld the constitutionality of the ACA. Future court proceedings, the 2012 presidential election and pending efforts in the U.S. Congress to repeal, amend or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by CMS and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of the 2012 CMS Rule which, among other things, will reduce Medicare reimbursement to the Company’s LTAC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (c) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. At this time, the Company believes this will result in an automatic 2% reduction on each claim submitted to Medicare beginning February 1, 2013, (e) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s LTAC hospitals, nursing and rehabilitation centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (f) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations

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Kindred Healthcare Reports Second Quarter Results

August 2, 2012

governing the healthcare industry, (g) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (h) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (i) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (j) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (k) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (l) the Company’s ability to meet its rental and debt service obligations, (m) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and its ability to operate pursuant to its master lease agreements with Ventas, (n) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (o) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (p) the Company’s ability to control costs, particularly labor and employee benefit costs, (q) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (r) the Company’s ability to attract and retain key executives and other healthcare personnel, (s) the increase in the costs of defending and insuring against alleged professional liability and other claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (t) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (u) the Company’s ability to successfully dispose of unprofitable facilities, (v) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2011, (w) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (x) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the second quarter and six months ended June 30, 2012 and 2011 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

As noted above, the Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income from continuing operations as an important

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Kindred Healthcare Reports Second Quarter Results

August 2, 2012

measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income from continuing operations provided in the Condensed Business Segment Data is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-125 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 76,000 employees in 46 states. At June 30, 2012, Kindred through its subsidiaries provided healthcare services in 2,154 locations, including 118 long-term acute care hospitals, six inpatient rehabilitation hospitals, 224 nursing and rehabilitation centers, 27 sub-acute units, 52 hospice and home care locations, 102 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,625 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for four years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues	$1,535,828	$1,292,592	$3,115,798	$2,485,013

Income (loss) from continuing operations	$15,277	$(6,540)	$33,809	$15,736
Income (loss) from discontinued operations, net of income taxes	(14)	587	96	408

Net income (loss)	15,263	(5,953)	33,905	16,144
(Earnings) loss attributable to noncontrolling interests	239	421	(212)	421

Income (loss) attributable to Kindred	$15,502	$(5,532)	$33,693	$16,565

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$15,516	$(6,119)	$33,597	$16,157
Income (loss) from discontinued operations	(14)	587	96	408

Net income (loss)	$15,502	$(5,532)	$33,693	$16,565

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.29	$(0.14)	$0.64	$0.39
Income (loss) from discontinued operations	—	0.01	—	0.01

Net income (loss)	$0.29	$(0.13)	$0.64	$0.40

Diluted:
Income (loss) from continuing operations	$0.29	$(0.14)	$0.64	$0.38
Income (loss) from discontinued operations	—	0.01	—	0.01

Net income (loss)	$0.29	$(0.13)	$0.64	$0.39

Shares used in computing earnings (loss) per common share:
Basic	51,664	43,231	51,633	41,145
Diluted	51,675	43,231	51,657	41,661

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Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Revenues	$1,535,828	$1,292,592	$3,115,798	$2,485,013

Salaries, wages and benefits	907,106	765,133	1,852,408	1,443,828
Supplies	108,238	96,718	219,533	186,740
Rent	107,541	95,677	215,509	187,130
Other operating expenses	312,995	287,132	623,959	546,501
Other income	(2,698)	(2,880)	(5,446)	(5,665)
Impairment charges	329	—	1,196	—
Depreciation and amortization	49,802	37,871	98,492	70,420
Interest expense	26,716	23,157	53,294	28,885
Investment income	(275)	(257)	(567)	(752)

	1,509,754	1,302,551	3,058,378	2,457,087

Income (loss) from continuing operations before income taxes	26,074	(9,959)	57,420	27,926
Provision (benefit) for income taxes	10,797	(3,419)	23,611	12,190

Income (loss) from continuing operations	15,277	(6,540)	33,809	15,736
Income (loss) from discontinued operations, net of income taxes	(14)	587	96	408

Net income (loss)	15,263	(5,953)	33,905	16,144
(Earnings) loss attributable to noncontrolling interests	239	421	(212)	421

Income (loss) attributable to Kindred	$15,502	$(5,532)	$33,693	$16,565

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$15,516	$(6,119)	$33,597	$16,157
Income (loss) from discontinued operations	(14)	587	96	408

Net income (loss)	$15,502	$(5,532)	$33,693	$16,565

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.29	$(0.14)	$0.64	$0.39
Income (loss) from discontinued operations	—	0.01	—	0.01

Net income (loss)	$0.29	$(0.13)	$0.64	$0.40

Diluted:
Income (loss) from continuing operations	$0.29	$(0.14)	$0.64	$0.38
Income (loss) from discontinued operations	—	0.01	—	0.01

Net income (loss)	$0.29	$(0.13)	$0.64	$0.39

Shares used in computing earnings (loss) per common share:
Basic	51,664	43,231	51,633	41,145
Diluted	51,675	43,231	51,657	41,661

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Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	June 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$37,566	$41,561
Cash - restricted	5,422	5,551
Insurance subsidiary investments	75,922	70,425
Accounts receivable less allowance for loss	1,060,462	994,700
Inventories	31,248	31,060
Deferred tax assets	24,101	17,785
Income taxes	6,361	39,513
Other	35,438	32,687

	1,276,520	1,233,282

Property and equipment	2,108,365	1,975,063
Accumulated depreciation	(998,198)	(916,022)

	1,110,167	1,059,041

Goodwill	1,088,379	1,084,655
Intangible assets less accumulated amortization	436,123	447,207
Assets held for sale	4,662	5,612
Insurance subsidiary investments	119,208	110,227
Other	207,471	198,469

Total assets	$4,242,530	$4,138,493

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$204,293	$216,801
Salaries, wages and other compensation	382,150	407,493
Due to third party payors	26,367	37,306
Professional liability risks	46,458	46,010
Other accrued liabilities	134,037	130,693
Long-term debt due within one year	9,611	10,620

	802,916	848,923

Long-term debt	1,638,280	1,531,882
Professional liability risks	231,477	217,717
Deferred tax liabilities	7,557	17,955
Deferred credits and other liabilities	200,599	191,771

Noncontrolling interests-redeemable	9,373	9,704

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 52,965 shares - June 30, 2012 and 52,116 shares - December 31, 2011	13,241	13,029
Capital in excess of par value	1,138,825	1,138,189
Accumulated other comprehensive loss	(1,445)	(1,469)
Retained earnings	172,865	139,172

	1,323,486	1,288,921
Noncontrolling interests-nonredeemable	28,842	31,620

Total equity	1,352,328	1,320,541

Total liabilities and equity	$4,242,530	$4,138,493

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Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income (loss)	$15,263	$(5,953)	$33,905	$16,144
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	49,802	37,871	98,492	70,420
Amortization of stock-based compensation costs	3,077	3,462	4,879	6,106
Amortization of deferring financing costs	2,359	2,244	4,716	3,090
Payment of lender fees related to debt issuance	—	(46,232)	—	(46,232)
Provision for doubtful accounts	6,041	8,426	13,537	14,256
Deferred income taxes	(13,243)	(1,959)	(16,905)	(2,689)
Impairment charges	329	—	1,196	—
Other	1,919	(227)	2,345	(703)
Change in operating assets and liabilities:
Accounts receivable	(23,891)	(43,935)	(81,088)	(80,575)
Inventories and other assets	498	870	(15,407)	(2,655)
Accounts payable	(2,983)	13,565	(12,533)	1,217
Income taxes	229	(12,950)	30,731	27,673
Due to third party payors	(1,963)	6,577	(10,939)	3,555
Other accrued liabilities	15,586	43,093	(3,331)	41,681

Net cash provided by operating activities	53,023	4,852	49,598	51,288

Cash flows from investing activities:
Routine capital expenditures	(28,759)	(33,950)	(50,865)	(58,668)
Development capital expenditures	(12,376)	(14,309)	(22,998)	(25,418)
Acquisitions, net of cash acquired	(17,420)	(651,952)	(67,868)	(659,979)
Acquisition deposit	16,866	—	—	—
Sale of assets	—	—	1,110	1,714
Purchase of insurance subsidiary investments	(7,425)	(9,220)	(21,198)	(17,037)
Sale of insurance subsidiary investments	8,004	8,533	22,010	27,189
Net change in insurance subsidiary cash and cash equivalents	(1,363)	(2,744)	(14,486)	(4,044)
Change in other investments	182	—	451	1,000
Other	(255)	(161)	(1,004)	(29)

Net cash used in investing activities	(42,546)	(703,803)	(154,848)	(735,272)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	449,300	654,900	964,700	1,100,100
Repayment of borrowings under revolving credit	(457,500)	(814,900)	(854,500)	(1,275,100)
Proceeds from issuance of senior unsecured notes	—	550,000	—	550,000
Proceeds from issuance of term loan, net of discount	—	693,000	—	693,000
Repayment of other long-term debt	(2,645)	(345,666)	(5,311)	(345,688)
Payment of deferred financing costs	(270)	(6,443)	(313)	(6,860)
Contribution made by noncontrolling interest	200	—	200	—
Cash distributed to noncontrolling interests	(2,133)	—	(3,521)	—
Issuance of common stock	—	1,604	—	3,019
Other	—	355	—	744

Net cash provided by (used in) financing activities	(13,048)	732,850	101,255	719,215

Change in cash and cash equivalents	(2,571)	33,899	(3,995)	35,231
Cash and cash equivalents at beginning of period	40,137	18,500	41,561	17,168

Cash and cash equivalents at end of period	$37,566	$52,399	$37,566	$52,399

- MORE -

Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2011 Quarters				2012 Quarters
	First	Second	Third	Fourth	First	Second
Revenues	$1,192,421	$1,292,592	$1,514,062	$1,522,688	$1,579,970	$1,535,828

Salaries, wages and benefits	678,695	765,133	900,570	911,417	945,302	907,106
Supplies	90,022	96,718	107,514	107,760	111,295	108,238
Rent	91,453	95,677	105,511	106,616	107,968	107,541
Other operating expenses	259,369	287,132	305,305	312,674	310,964	312,995
Other income	(2,785)	(2,880)	(2,815)	(2,711)	(2,748)	(2,698)
Impairment charges	—	—	26,712	102,569	867	329
Depreciation and amortization	32,549	37,871	46,947	48,227	48,690	49,802
Interest expense	5,728	23,157	25,790	26,244	26,578	26,716
Investment income	(495)	(257)	(37)	(242)	(292)	(275)

	1,154,536	1,302,551	1,515,497	1,612,554	1,548,624	1,509,754

Income (loss) from continuing operations before income taxes	37,885	(9,959)	(1,435)	(89,866)	31,346	26,074
Provision (benefit) for income taxes	15,609	(3,419)	(2,342)	(16,952)	12,814	10,797

Income (loss) from continuing operations	22,276	(6,540)	907	(72,914)	18,532	15,277
Income (loss) from discontinued operations, net of income taxes	(179)	587	1,119	1,025	110	(14)

Net income (loss)	22,097	(5,953)	2,026	(71,889)	18,642	15,263
(Earnings) loss attributable to noncontrolling interests	—	421	(241)	58	(451)	239

Income (loss) attributable to Kindred	$22,097	$(5,532)	$1,785	$(71,831)	$18,191	$15,502

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$22,276	$(6,119)	$666	$(72,856)	$18,081	$15,516
Income (loss) from discontinued operations	(179)	587	1,119	1,025	110	(14)

Net income (loss)	$22,097	$(5,532)	$1,785	$(71,831)	$18,191	$15,502

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.56	$(0.14)	$0.01	$(1.42)	$0.35	$0.29
Income (loss) from discontinued operations	—	0.01	0.02	0.02	—	—

Net income (loss)	$0.56	$(0.13)	$0.03	$(1.40)	$0.35	$0.29

Diluted:
Income (loss) from continuing operations	$0.55	$(0.14)	$0.01	$(1.42)	$0.35	$0.29
Income (loss) from discontinued operations	—	0.01	0.02	0.02	—	—

Net income (loss)	$0.55	$(0.13)	$0.03	$(1.40)	$0.35	$0.29

Shares used in computing earnings (loss) per common share:
Basic	39,035	43,231	51,329	51,335	51,603	51,664
Diluted	39,543	43,231	51,406	51,335	51,638	51,675

- MORE -

Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2011 Quarters				2012 Quarters
	First	Second	Third	Fourth	First	Second
Revenues:
Hospital division	$558,974	$593,425	$684,781	$712,812	$765,823	$729,419

Nursing center division	567,472	568,199	571,226	547,202	544,319	535,644

Rehabilitation division:
Skilled nursing rehabilitation services	114,618	161,246	252,574	246,720	255,451	255,187
Hospital rehabilitation services	22,490	38,291	69,811	70,232	74,369	73,379

	137,108	199,537	322,385	316,952	329,820	328,566

Home health and hospice division	8,038	10,828	15,419	26,451	28,432	28,872

	1,271,592	1,371,989	1,593,811	1,603,417	1,668,394	1,622,501

Eliminations:
Skilled nursing rehabilitation services	(57,081)	(57,587)	(57,922)	(57,087)	(58,433)	(57,056)
Hospital rehabilitation services	(21,225)	(20,706)	(20,528)	(22,167)	(28,317)	(27,755)
Nursing and rehabilitation centers	(865)	(1,104)	(1,299)	(1,475)	(1,674)	(1,862)

	(79,171)	(79,397)	(79,749)	(80,729)	(88,424)	(86,673)

	$1,192,421	$1,292,592	$1,514,062	$1,522,688	$1,579,970	$1,535,828

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$108,385	$108,465	$125,701	$144,891	$160,669	$141,511	(a)

Nursing center division	87,350	93,532	89,592	67,791	65,533	71,005	(b)

Rehabilitation division:
Skilled nursing rehabilitation services	9,159	15,978	27,575	13,204	14,193	22,942
Hospital rehabilitation services	5,332	8,033	15,606	14,760	16,116	17,860

	14,491	24,011	43,181	27,964	30,309	40,802

Home health and hospice division	(10)	(447)	1,107	2,453	2,341	2,789

Corporate:
Overhead	(38,315)	(43,801)	(48,806)	(43,878)	(42,728)	(44,723)
Insurance subsidiary	(602)	(420)	(750)	(534)	(482)	(600)

	(38,917)	(44,221)	(49,556)	(44,412)	(43,210)	(45,323)

Impairment charges	—	—	(26,712)	(102,569)	(867)	(329)
Transaction costs	(4,179)	(34,851)	(6,537)	(5,139)	(485)	(597)

Operating income	167,120	146,489	176,776	90,979	214,290	209,858
Rent	(91,453)	(95,677)	(105,511)	(106,616)	(107,968)	(107,541	)(c)
Depreciation and amortization	(32,549)	(37,871)	(46,947)	(48,227)	(48,690)	(49,802)
Interest, net	(5,233)	(22,900)	(25,753)	(26,002)	(26,286)	(26,441)

Income (loss) from continuing operations before income taxes	37,885	(9,959)	(1,435)	(89,866)	31,346	26,074
Provision (benefit) for income taxes	15,609	(3,419)	(2,342)	(16,952)	12,814	10,797

	$22,276	$(6,540)	$907	$(72,914)	$18,532	$15,277

(a)

Includes severance ($0.6 million) and other miscellaneous costs ($2.0 million) incurred in connection with the closing of two LTAC hospitals and the cancellation of a sub-acute unit project, and $5.0 million for employment-related lawsuits.

(b)	Includes employee retention costs of $0.7 million incurred in connection with the decision to allow leases to expire for 54 nursing and rehabilitation centers leased from Ventas.
(c)	Includes lease cancellation charges of $1.1 million incurred in connection with the closing of two LTAC hospitals.

- MORE -

Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Second Quarter 2012
	Hospital division (a,c)	Nursing center division (b)	Rehabilitation division			Home health and hospice	Corporate	Transaction- related costs	Eliminations	Consolidated
			Skilled nursing	Hospital
			services	services	Total
Revenues	$729,419	$535,644	$255,187	$73,379	$328,566	$28,872	$—	$—	$(86,673)	$1,535,828

Salaries, wages and benefits	321,088	258,633	224,472	50,949	275,421	21,206	30,796	—	(38)	907,106
Supplies	79,431	26,616	729	40	769	1,236	186	—	—	108,238
Rent	54,719	50,229	1,359	39	1,398	609	586	—	—	107,541
Other operating expenses	187,389	179,390	7,044	4,530	11,574	3,641	17,039	597	(86,635)	312,995
Other income	—	—	—	—	—	—	(2,698)	—	—	(2,698)
Impairment charges	47	282	—	—	—	—	—	—	—	329
Depreciation and amortization	22,866	13,229	2,724	2,323	5,047	925	7,735	—	—	49,802
Interest expense	273	20	—	—	—	—	26,423	—	—	26,716
Investment income	(35)	(28)	—	—	—	—	(212)	—	—	(275)

	665,778	528,371	236,328	57,881	294,209	27,617	79,855	597	(86,673)	1,509,754

Income from continuing operations before income taxes	$63,641	$7,273	$18,859	$15,498	$34,357	$1,255	$(79,855)	$(597)	$—	26,074

Provision for income taxes										10,797

Income from continuing operations										$15,277

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$9,095	$3,417	$569	$60	$629	$145	$15,473	$—	$—	$28,759
Development	11,289	1,087	—	—	—	—	—	—	—	12,376

	$20,384	$4,504	$569	$60	$629	$145	$15,473	$—	$—	$41,135

	Second Quarter 2011
	Hospital division	Nursing center division	Rehabilitation division			Home health and hospice	Corporate	Transaction- related costs	Eliminations	Consolidated
			Skilled nursing services	Hospital services	Total

Revenues	$593,425	$568,199	$161,246	$38,291	$199,537	$10,828	$—	$—	$(79,397)	$1,292,592

Salaries, wages and benefits	273,260	270,347	139,998	28,062	168,060	8,262	30,354	14,866	(16)	765,133
Supplies	67,612	27,870	614	38	652	391	193	—	—	96,718
Rent	43,997	49,562	1,540	33	1,573	251	294	—	—	95,677
Other operating expenses	144,088	176,450	4,656	2,158	6,814	2,622	16,554	19,985	(79,381)	287,132
Other income	—	—	—	—	—	—	(2,880)	—	—	(2,880)
Depreciation and amortization	16,572	13,038	1,221	819	2,040	118	6,103	—	—	37,871
Interest expense	66	22	—	—	—	—	11,266	11,803	—	23,157
Investment income	(2)	(20)	(1)	—	(1)	—	(234)	—	—	(257)

	545,593	537,269	148,028	31,110	179,138	11,644	61,650	46,654	(79,397)	1,302,551

Income (loss) from continuing operations before income taxes	$47,832	$30,930	$13,218	$7,181	$20,399	$(816)	$(61,650)	$(46,654)	$—	(9,959)

Income tax benefit										(3,419)

Loss from continuing operations										$(6,540)

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$11,809	$8,000	$179	$72	$251	$38	$13,852	$—	$—	$33,950
Development	6,423	7,705	—	—	—	181	—	—	—	14,309

	$18,232	$15,705	$179	$72	$251	$219	$13,852	$—	$—	$48,259

(a)

Includes severance ($0.6 million) and other miscellaneous costs ($2.0 million) incurred in connection with the closing of two LTAC hospitals and the cancellation of a sub-acute unit project, and $5.0 million for employment-related lawsuits.

(b)	Includes employee retention costs of $0.7 million incurred in connection with the decision to allow leases to expire for 54 nursing and rehabilitation centers leased from Ventas.
(c)	Includes lease cancellation charges of $1.1 million incurred in connection with the closing of two LTAC hospitals.

- MORE -

Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations (Continued)

(Unaudited)

(In thousands)

	Six months ended June 30, 2012
	Hospital division (a,c)	Nursing center division (b)	Rehabilitation division			Home health and hospice	Corporate	Transaction- related costs	Eliminations	Consolidated
			Skilled nursing services	Hospital services	Total

Revenues	$1,495,242	$1,079,963	$510,638	$147,748	$658,386	$57,304	$—	$—	$(175,097)	$3,115,798

Salaries, wages and benefits	660,244	527,671	456,610	104,680	561,290	42,497	60,775	—	(69)	1,852,408
Supplies	161,907	53,340	1,528	94	1,622	2,269	395	—	—	219,533
Rent	110,086	100,167	2,751	117	2,868	1,224	1,164	—	—	215,509
Other operating expenses	370,911	362,414	15,365	8,998	24,363	7,408	32,809	1,082	(175,028)	623,959
Other income	—	—	—	—	—	—	(5,446)	—	—	(5,446)
Impairment charges	351	845	—	—	—	—	—	—	—	1,196
Depreciation and amortization	45,469	25,970	5,352	4,647	9,999	1,823	15,231	—	—	98,492
Interest expense	579	48	—	—	—	—	52,667	—	—	53,294
Investment income	(43)	(46)	(1)	—	(1)	—	(477)	—	—	(567)

	1,349,504	1,070,409	481,605	118,536	600,141	55,221	157,118	1,082	(175,097)	3,058,378

Income from continuing operations before income taxes	$145,738	$9,554	$29,033	$29,212	$58,245	$2,083	$(157,118)	$(1,082)	$—	57,420

Provision for income taxes										23,611

Income from continuing operations										$33,809

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$19,440	$7,646	$895	$106	$1,001	$269	$22,509	$—	$—	$50,865
Development	21,238	1,760	—	—	—	—	—	—	—	22,998

	$40,678	$9,406	$895	$106	$1,001	$269	$22,509	$—	$—	$73,863

	Six months ended June 30, 2011
	Hospital division	Nursing center division	Rehabilitation division			Home health and hospice	Corporate	Transaction- related costs	Eliminations	Consolidated
			Skilled nursing services	Hospital services	Total

Revenues	$1,152,399	$1,135,671	$275,864	$60,781	$336,645	$18,866	$—	$—	$(158,568)	$2,485,013

Salaries, wages and benefits	526,322	543,517	241,884	44,699	286,583	14,570	58,020	14,866	(50)	1,443,828
Supplies	129,459	54,995	1,125	64	1,189	761	336	—	—	186,740
Rent	84,296	98,946	3,049	61	3,110	440	338	—	—	187,130
Other operating expenses	279,768	356,277	7,718	2,653	10,371	3,992	30,447	24,164	(158,518)	546,501
Other income	—	—	—	—	—	—	(5,665)	—	—	(5,665)
Depreciation and amortization	30,850	24,831	1,875	916	2,791	223	11,725	—	—	70,420
Interest expense	66	51	—	—	—	—	14,966	13,802	—	28,885
Investment income	(3)	(40)	(2)	—	(2)	—	(707)	—	—	(752)

	1,050,758	1,078,577	255,649	48,393	304,042	19,986	109,460	52,832	(158,568)	2,457,087

Income (loss) from continuing operations before income taxes	$101,641	$57,094	$20,215	$12,388	$32,603	$(1,120)	$(109,460)	$(52,832)	$—	27,926

Provision for income taxes										12,190

Income from continuing operations										$15,736

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$23,953	$16,155	$414	$97	$511	$58	$17,991	$—	$—	$58,668
Development	14,200	11,027	—	—	—	191	—	—	—	25,418

	$38,153	$27,182	$414	$97	$511	$249	$17,991	$—	$—	$84,086

(a)

Includes severance ($2.6 million) and other miscellaneous costs ($2.3 million) incurred in connection with the closing of a regional office and three LTAC hospitals and the cancellation of a sub-acute unit project, and $5.0 million for employment-related lawsuits.

(b)	Includes employee retention costs of $0.7 million incurred in connection with the decision to allow leases to expire for 54 nursing and rehabilitation centers leased from Ventas.
(c)	Includes lease cancellation charges of $2.9 million incurred in connection with the closing of three LTAC hospitals.

- MORE -

Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2011 Quarters				2012 Quarters
	First	Second	Third	Fourth	First	Second
Hospital division data:
End of period data:
Number of hospitals:
Long-term acute care	89	120	120	121	120	118
Inpatient rehabilitation	—	5	5	5	6	6

	89	125	125	126	126	124

Number of licensed beds:
Long-term acute care	6,889	8,609	8,597	8,597	8,510	8,448
Inpatient rehabilitation	—	183	183	183	229	259

	6,889	8,792	8,780	8,780	8,739	8,707

Revenue mix %:
Medicare	60	60	60	62	62	61
Medicaid	8	8	8	7	6	6
Medicare Advantage	10	10	10	10	10	11
Commercial insurance and other	22	22	22	21	22	22

Admissions:
Medicare	8,504	8,913	11,002	11,682	12,400	11,544
Medicaid	1,085	1,163	1,236	1,163	1,025	1,038
Medicare Advantage	1,172	1,348	1,609	1,549	1,782	1,970
Commercial insurance and other	2,282	2,290	2,669	2,853	3,081	2,770

	13,043	13,714	16,516	17,247	18,288	17,322

Admissions mix %:
Medicare	65	65	67	68	68	67
Medicaid	8	8	7	7	5	6
Medicare Advantage	9	10	10	9	10	11
Commercial insurance and other	18	17	16	16	17	16

Patient days:
Medicare	219,213	237,257	275,561	285,358	304,795	290,273
Medicaid	45,650	45,746	48,911	48,648	45,058	43,174
Medicare Advantage	35,639	39,503	47,819	47,738	51,129	53,822
Commercial insurance and other	70,522	72,759	83,375	84,677	89,305	85,645

	371,024	395,265	455,666	466,421	490,287	472,914

Average length of stay:
Medicare	25.8	26.6	25.0	24.4	24.6	25.1
Medicaid	42.1	39.3	39.6	41.8	44.0	41.6
Medicare Advantage	30.4	29.3	29.7	30.8	28.7	27.3
Commercial insurance and other	30.9	31.8	31.2	29.7	29.0	30.9
Weighted average	28.4	28.8	27.6	27.0	26.8	27.3

- MORE -

Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2011 Quarters				2012 Quarters
	First	Second	Third	Fourth	First	Second
Hospital division data (continued):
Revenues per admission:
Medicare	$39,439	$40,089	$37,408	$37,643	$38,491	$38,716
Medicaid	42,432	41,576	40,720	44,618	45,868	44,470
Medicare Advantage	46,217	42,708	43,616	46,154	42,632	39,541
Commercial insurance and other	54,065	56,850	57,216	52,465	53,733	57,194
Weighted average	42,856	43,271	41,462	41,330	41,876	42,109

Revenues per patient day:
Medicare	$1,530	$1,506	$1,494	$1,541	$1,566	$1,540
Medicaid	1,009	1,057	1,029	1,067	1,043	1,069
Medicare Advantage	1,520	1,457	1,468	1,498	1,486	1,447
Commercial insurance and other	1,749	1,789	1,832	1,768	1,854	1,850
Weighted average	1,507	1,501	1,503	1,528	1,562	1,542

Medicare case mix index (discharged patients only)	1.21	1.22	1.17	1.14	1.17	1.17

Average daily census	4,122	4,344	4,953	5,070	5,388	5,197
Occupancy %	68.7	65.5	62.6	63.5	67.4	64.8

Annualized employee turnover %	21.2	22.1	21.4	20.3	21.8	22.2

Nursing center division data:
End of period data:
Number of facilities:
Nursing and rehabilitation centers:
Owned or leased	220	220	220	220	220	220
Managed	4	4	4	4	4	4
Assisted living facilities	6	6	6	6	6	6

	230	230	230	230	230	230

Number of licensed beds:
Nursing and rehabilitation centers:
Owned or leased	26,767	26,687	26,687	26,663	26,663	26,711
Managed	485	485	485	485	485	485
Assisted living facilities	413	413	413	413	413	341

	27,665	27,585	27,585	27,561	27,561	27,537

Revenue mix %:
Medicare	38	37	36	33	34	33
Medicaid	37	38	38	40	39	41
Medicare Advantage	7	7	7	7	8	7
Private and other	18	18	19	20	19	19

Patient days (a):
Medicare	370,395	358,760	345,362	334,156	342,567	328,011
Medicaid	1,232,620	1,229,517	1,255,418	1,248,442	1,218,903	1,215,623
Medicare Advantage	97,460	94,483	95,751	95,730	101,312	97,583
Private and other	425,414	435,667	436,074	441,362	422,983	412,403

	2,125,889	2,118,427	2,132,605	2,119,690	2,085,765	2,053,620

(a)	Excludes managed facilities.

- MORE -

Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2011 Quarters				2012 Quarters
	First	Second	Third	Fourth	First	Second
Nursing center division data (continued):
Patient day mix % (a):
Medicare	17	17	16	16	16	16
Medicaid	58	58	59	59	59	59
Medicare Advantage	5	4	5	4	5	5
Private and other	20	21	20	21	20	20

Revenues per patient day (a):
Medicare Part A	$537	$544	$550	$491	$484	$483
Total Medicare (including Part B)	579	589	599	544	536	538
Medicaid	172	173	174	176	176	178
Medicaid (net of provider taxes) (b)	155	156	155	156	156	158
Medicare Advantage	416	420	421	405	407	405
Private and other	235	240	243	241	248	250
Weighted average	267	268	268	258	261	261

Average daily census (a)	23,621	23,279	23,180	23,040	22,920	22,567
Admissions (a)	20,619	20,143	20,118	19,914	20,863	19,593
Occupancy % (a)	86.9	85.9	85.5	85.1	84.7	83.5
Medicare average length of stay (a)	32.9	33.4	33.0	32.1	31.8	32.2

Annualized employee turnover %	37.8	39.8	40.2	39.2	36.9	39.2

Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	50	36	23	23	23	22
Non-affiliated	50	64	77	77	77	78

Sites of service (at end of period)	641	1,848	1,835	1,774	1,722	1,730
Revenue per site	$178,812	$137,316	$137,643	$139,077	$148,346	$147,507

Therapist productivity %	80.6	81.6	80.5	80.1	80.3	80.4
Hospital rehabilitation services:
Revenue mix %:
Company-operated	94	54	29	32	38	38
Non-affiliated	6	46	71	68	62	62

Sites of service (at end of period):
Inpatient rehabilitation units	1	104	102	102	100	102
LTAC hospitals	93	97	99	115	125	125
Sub-acute units	8	22	23	25	19	20
Outpatient units	12	119	114	115	111	115
Other	5	8	7	8	5	5

	119	350	345	365	360	367

Revenue per site	$188,989	$199,661	$202,352	$192,410	$206,580	$199,943

Annualized employee turnover %	14.5	17.1	16.5	16.5	19.6	16.9

(a)	Excludes managed facilities.
(b)	Provider taxes are recorded in other operating expenses for all periods presented.

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Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Earnings (Loss) Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended June 30,				Six months ended June 30,
	2012		2011		2012		2011
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings (loss):
Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations:
As reported in Statement of Operations	$15,516	$15,516	$(6,119)	$(6,119)	$33,597	$33,597	$16,157	$16,157
Allocation to participating unvested restricted stockholders	(372)	(371)	—	—	(633)	(633)	(296)	(292)

Available to common stockholders	$15,144	$15,145	$(6,119)	$(6,119)	$32,964	$32,964	$15,861	$15,865

Income (loss) from discontinued operations
As reported in Statement of Operations	$(14)	$(14)	$587	$587	$96	$96	$408	$408
Allocation to participating unvested restricted stockholders	—	—	—	—	(2)	(2)	(7)	(7)

Available to common stockholders	$(14)	$(14)	$587	$587	$94	$94	$401	$401

Net income (loss):
As reported in Statement of Operations	$15,502	$15,502	$(5,532)	$(5,532)	$33,693	$33,693	$16,565	$16,565
Allocation to participating unvested restricted stockholders	(372)	(371)	—	—	(635)	(635)	(303)	(299)

Available to common stockholders	$15,130	$15,131	$(5,532)	$(5,532)	$33,058	$33,058	$16,262	$16,266

Shares used in the computation:
Weighted average shares outstanding - basic computation	51,664	51,664	43,231	43,231	51,633	51,633	41,145	41,145

Dilutive effect of employee stock options		11		—		24		516

Adjusted weighted average shares outstanding - diluted computation		51,675		43,231		51,657		41,661

Earnings (loss) per common share:
Income (loss) from continuing operations	$0.29	$0.29	$(0.14)	$(0.14)	$0.64	$0.64	$0.39	$0.38
Income (loss) from discontinued operations	—	—	0.01	0.01	—	—	0.01	0.01

Net income (loss)	$0.29	$0.29	$(0.13)	$(0.13)	$0.64	$0.64	$0.40	$0.39

(a)	Earnings (loss) per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

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Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the second quarter and six months ended June 30, 2012 and 2011 before certain charges or on a core basis. The charges that were excluded from core operating results for the second quarter ended June 30, 2012 relate to severance and employee retention costs, lease cancellation charges and other miscellaneous costs in connection with the closing of two LTAC hospitals, the cancellation of a sub-acute unit project, the decision to allow leases to expire for 54 nursing and rehabilitation centers leased from Ventas, employment-related lawsuits and transaction costs. The charges that were excluded from core operating results for the six months ended June 30, 2012 relate to severance and employee retention costs, lease cancellation charges and other miscellaneous costs in connection with the closing of a regional office and three LTAC hospitals, the cancellation of a sub-acute unit project, the decision to allow leases to expire for 54 nursing and rehabilitation centers leased from Ventas, employment-related lawsuits and transaction costs. The charges that were excluded from core operating results for the second quarter and six months ended June 30, 2011 relate to severance, transaction and financing costs.

The use of these non-GAAP measurements are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the second quarter and six months ended June 30, 2012 and 2011 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s core operating results also represent a key performance measure for the purpose of evaluating performance internally.

	Three months ended		Six months ended
	June 30,		June 30,
	2012	2011	2012	2011
Detail of charges:
Severance, employee retention and other miscellaneous costs	($3,263)	($14,866)	($5,607)	($14,866)
Lease cancellation charges	(1,172)	—	(2,922)	—
Employment-related lawsuits	(5,000)	—	(5,000)	—
Transaction costs	(597)	(19,985)	(1,082)	(24,164)
Financing costs (in connection with RehabCare acquisition)	—	(11,803)	—	(13,802)

	(10,032)	(46,654)	(14,611)	(52,832)
Income tax benefit	3,888	17,114	5,662	19,337

Charges net of income taxes	(6,144)	(29,540)	(8,949)	(33,495)
Allocation to participating unvested restricted stockholders	147	—	169	606

Available to common stockholders	($5,997)	($29,540)	($8,780)	($32,889)

Weighted average diluted shares outstanding	51,675	43,231	51,657	41,661

Diluted loss per common share related to charges	($0.12)	($0.68)	($0.17)	($0.79)

Reconciliation of operating income before charges:
Operating income before charges	$218,718	$181,340	$435,837	$352,639
Detail of charges excluded from core operating results:
Severance, employee retention and other miscellaneous costs	(3,263)	(14,866)	(5,607)	(14,866)
Employment-related lawsuits	(5,000)	—	(5,000)	—
Transaction costs	(597)	(19,985)	(1,082)	(24,164)

	(8,860)	(34,851)	(11,689)	(39,030)

Reported operating income	$209,858	$146,489	$424,148	$313,609

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$21,660	$23,421	$42,546	$49,652
Charges net of income taxes	(6,144)	(29,540)	(8,949)	(33,495)

Reported income (loss) from continuing operations	$15,516	($6,119)	$33,597	$16,157

Reconciliation of diluted income per common share from continuing operations before charges:
Diluted income per common share before charges (a)	$0.41	$0.53	$0.81	$1.17
Charges net of income taxes	(0.12)	(0.68)	(0.17)	(0.79)
Other	—	0.01	—	—

Reported diluted income (loss) per common share from continuing operations	$0.29	($0.14)	$0.64	$0.38

Weighted average diluted shares used to compute diluted income per common share from continuing operations before charges	51,675	43,756	51,657	41,661
Weighted average diluted shares outstanding	51,675	43,231	51,657	41,661

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	40.7%	37.3%	40.6%	39.0%
Impact of charges on effective income tax rate	0.7%	(3.0)%	0.5%	4.6%

Reported effective income tax rate	41.4%	34.3%	41.1%	43.6%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.5 million and $0.4 million for the second quarters ended June 30, 2012 and 2011, respectively, and $0.8 million and $0.9 million for the six months ended June 30, 2012 and 2011, respectively, for the allocation of income to participating unvested restricted stockholders.

- MORE -

Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (a) (Continued)

(Unaudited)

(In thousands)

	Second quarter 2012
		Charges
		Severance	Employment-	Other		Lease
	Before	and employee	related	miscellaneous	Transaction	cancellation		As
	charges	retention	lawsuits	costs	costs	charges	Total	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$149,132	$(621)	$(5,000)	$(2,000)	$—	$—	$(7,621)	$141,511

Nursing center division	71,647	(642)	—	—	—	—	(642)	71,005

Rehabilitation division:
Skilled nursing rehabilitation services	22,942	—	—	—	—	—	—	22,942
Hospital rehabilitation services	17,860	—	—	—	—	—	—	17,860

	40,802	—	—	—	—	—	—	40,802

Home health and hospice division	2,789	—	—	—	—	—	—	2,789

Corporate:
Overhead	(44,723)	—	—	—	—	—	—	(44,723)
Insurance subsidiary	(600)	—	—	—	—	—	—	(600)

	(45,323)	—	—	—	—	—	—	(45,323)

Impairment charges	(329)	—	—	—	—	—	—	(329)
Transaction costs	—	—	—	—	(597)	—	(597)	(597)

Operating income	218,718	(1,263)	(5,000)	(2,000)	(597)	—	(8,860)	209,858
Rent	(106,369)	—	—	—	—	(1,172)	(1,172)	(107,541)
Depreciation and amortization	(49,802)	—	—	—	—	—	—	(49,802)
Interest, net	(26,441)	—	—	—	—	—	—	(26,441)

Income from continuing operations before income taxes	36,106	(1,263)	(5,000)	(2,000)	(597)	(1,172)	(10,032)	26,074
Provision for income taxes	14,685	(490)	(1,938)	(775)	(231)	(454)	(3,888)	10,797

	$21,421	$(773)	$(3,062)	$(1,225)	$(366)	$(718)	$(6,144)	$15,277

	Six months ended June 30, 2012
		Charges
		Severance	Employment-	Other		Lease
	Before	and employee	related	miscellaneous	Transaction	cancellation		As
	charges	retention	lawsuits	costs	costs	charges	Total	reported
Income from continuing operations:
Operating income (loss):
Hospital division	$312,063	$(2,629)	$(5,000)	$(2,254)	$—	$—	$(9,883)	$302,180

Nursing center division	137,180	(642)	—	—	—	—	(642)	136,538

Rehabilitation division:
Skilled nursing rehabilitation services	37,171	(36)	—	—	—	—	(36)	37,135
Hospital rehabilitation services	33,987	(11)	—	—	—	—	(11)	33,976

	71,158	(47)	—	—	—	—	(47)	71,111

Home health and hospice division	5,130	—	—	—	—	—	—	5,130

Corporate:
Overhead	(87,416)	(35)	—	—	—	—	(35)	(87,451)
Insurance subsidiary	(1,082)	—	—	—	—	—	—	(1,082)

	(88,498)	(35)	—	—	—	—	(35)	(88,533)

Impairment charges	(1,196)	—	—	—	—	—	—	(1,196)
Transaction costs	—	—	—	—	(1,082)	—	(1,082)	(1,082)

Operating income	435,837	(3,353)	(5,000)	(2,254)	(1,082)	—	(11,689)	424,148
Rent	(212,587)	—	—	—	—	(2,922)	(2,922)	(215,509)
Depreciation and amortization	(98,492)	—	—	—	—	—	—	(98,492)
Interest, net	(52,727)	—	—	—	—	—	—	(52,727)

Income from continuing operations before income taxes	72,031	(3,353)	(5,000)	(2,254)	(1,082)	(2,922)	(14,611)	57,420
Provision for income taxes	29,273	(1,299)	(1,938)	(874)	(419)	(1,132)	(5,662)	23,611

	$42,758	$(2,054)	$(3,062)	$(1,380)	$(663)	$(1,790)	$(8,949)	$33,809

(a)	No reconciliation is necessary for the second quarter of 2011 and the six months ended June 30, 2011 as no charges impacted the business segment results in these periods.

- MORE -

Kindred Healthcare Reports Second Quarter Results

August 2, 2012

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2012 - Continuing Operations (a)

(Unaudited)

(In millions, except per share amounts)

	As of August 2, 2012		As of May 1, 2012
	Low	High	Low	High
Operating income	$868	$884	$868	$884

Rent	432	432	432	432
Depreciation and amortization	201	201	199	199
Interest, net	107	107	107	107

Income from continuing operations before income taxes	128	144	130	146
Provision for income taxes	53	59	54	60

Income from continuing operations	75	85	76	86
Earnings attributable to noncontrolling interests	(2)	(2)	(3)	(3)

Income from continuing operations attributable to the Company	73	83	73	83
Allocation to participating unvested restricted stockholders	(2)	(2)	(2)	(2)

Available to common stockholders	$71	$81	$71	$81

Earnings per diluted share	$1.35	$1.55	$1.35	$1.55

Shares used in computing earnings per diluted share	52.0	52.0	52.5	52.5

(a)	The Company's earnings guidance excludes the effect of (1) any costs associated with the closing of a regional office and three LTAC hospitals and the cancellation of a sub-acute unit project, (2) costs associated with employment-related lawsuits, (3) employee retention costs incurred in connection with the decision to allow leases to expire for 54 nursing and rehabilitation centers leased from Ventas, (4) any transaction-related charges, (5) any other reimbursement changes, (6) any acquisitions or divestitures, (7) any impairment charges, or (8) any repurchases of common stock.

- END -